ZION OIL ISSUES UNITS IN SECOND CLOSING
OF FOLLOW-ON OFFERING

SUBSCRIPTIONS STILL BEING ACCEPTED FOR FINAL CLOSING SCHEDULED FOR JANUARY 9, 2009

Dallas, Texas and Caesarea, Israel - December 2, 2008 - Zion Oil & Gas, Inc. (NYSE Alternext US: ZN) announced that, today, the company will issue 66,210 units in the second closing of Zion's follow-on offering. Each unit consists of one share of Zion stock and one warrant to purchase one share of Zion stock. The units were issued at $10 per unit and the amount raised in this closing was $662,100, of which $542,100 was for cash and $120,000 was debt conversion. The debt conversion related to the deferred salary due to Mr. Glen Perry, President and Chief Operating Officer of Zion.

In the initial closing of this offering that Zion held on October 24, 2008, it issued 350,994 units, raising gross proceeds of $3,509,940 in such closing.

Zion continues to accept subscriptions at $10 per unit and the offering will remain open until the earlier of: (i) January 9, 2009, (ii) the date on which a total of 2,500,000 units have been subscribed and accepted, or (iii) such date as announced by the Company on no less than two trading days' prior notice.

As detailed in its registration statement, Zion is raising funds in order to pursue its planned multi-well drilling program. Depending on actual amounts raised, Zion intends to carry out the following work program: drill Zion's second well, on Zion's Joseph License, to the Triassic Formation (down to a depth of 15,400 feet) and / or to the Permian Formation (down to a depth of 18,040 feet), drill a test well on Zion's Asher-Menashe License to the Triassic Formation and, if appropriate, the Permian Formation and prepare for the drilling of an additional well on either its Joseph or Asher-Menashe License.

Zion's common stock trades on the NYSE Alternext US under the symbol "ZN" and Zion's units will trade under the symbol "ZN.U".

Before you invest, for more complete information about Zion Oil & Gas and its offering, you should read Zion’s registration statement (including a prospectus) together with the other documents Zion has filed with the SEC. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter, Brockington Securities, Inc, will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Direct links to the SEC location, or to the documents in PDF, may be found on the home page of Zion Oil & Gas, at www.zionoil.com.

Zion Oil & Gas, Inc., a Delaware corporation, explores for oil and gas in Israel in areas located onshore between Tel-Aviv and Haifa. It currently holds two petroleum exploration licenses, the Joseph and Asher-Menashe Licenses, between Netanya on the south and Haifa on the north, covering a total of approximately 162,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding the future effectiveness of Zion’s registration statement, matters regarding the offering and closings thereof, Zion's planned operations, potential results thereof and plans contingent thereon, including the importation of a drilling rig into Israel, the granting of various required permits, the selection of potential drilling targets and locations, are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion’s homepage may be found at: www.zionoil.com

Contact:

Brittany Russell
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
(1) 214-221-4610
Email: dallas@zionoil.com